                                                                     EXHIBIT 2.2

             ADDENDUM TO UTILITY SYSTEM ASSET ACQUISITION AGREEMENT
                    CONCERNING THE FORT MYERS UTILITY SYSTEM

       THIS ADDENDUM is made and agreed to this _____ day of April, 1999, by and between Lee County, Florida, a political subdivision of the State of Florida (the "County"), and Florida Cities Company, a Florida corporation ("FCWC") and Poinciana Utilities, Inc., a Florida corporation ("PUI"). FCWC and PUI are collectively referred herein as the "Sellers".

                                   WITNESSETH

       NOW THEREFORE, in consideration of the mutual promises, covenants, representations and agreements contained herein, together with $10.00 and other good and valuable consideration exchanged between the parties, the parties to this Addendum do undertake, promise and agree for themselves and their permitted successors and assigns as follows:

       SECTION 1. DEFINITIONS. As used in this Addendum capitalized terms shall have meanings as defined in the Utility System Asset Acquisition Agreement dated April ____, 1999, (the "Agreement"), the Assignment from the Florida Governmental Utility Authority to the County dated April ____, 1999 relating to the Fort Myers System (the "Assignment") and the meanings as defined herein unless the context requires otherwise:

       (A) "TOWN SYSTEM" means that portion of the Fort Myers System located substantially within and which predominantly serves the incorporated area of the Town of Fort Myers Beach, Florida, commencing at a point of connection as designated in the Bulk Service Agreement attached hereto as Exhibit 1.

       SECTION 2. FINDINGS. It is hereby ascertained, determined and declared that:

       (A) Pursuant to the Interlocal Agreement Relating to Establishment of the Florida Governmental Utility Authority dated February 1, 1999, and the Agreement, the Florida Governmental Utility Authority has assigned to the County the right and obligation to acquire the Purchased Assets comprising the Fort Myers System and the Sellers have consented to such assignment (the "Assignment").

       SECTION 3. FINDINGS CONCERNING THE TOWN OF FORT MYERS BEACH. It is hereby ascertained, determined and declared by the County that:

       (A) The acquisition of the Fort Myers System by the County serves a public purpose and is in the best interest of the citizens of the County.

       (B)    In recognition of the Addendum to the Agreement authorized by
              Section 4
              hereto, that the portion of the Fort Myers System located substantially within and which predominantly services the incorporated area of the Town of Fort Myers Beach is separate, distinct and severable from the remaining assets of the Fort Myers System which is located outside of the municipal boundaries of the Town.

       (C) The severance of the Fort Myers System and the acquisition of only that portion of the Fort Myers System which is outside of the municipal boundaries of the Town of Fort Myers Beach, is both physically and financially feasible and that not detrimentally impact the service within either area. The County anticipates that water will be provided to those customers within the Town of Fort Myers Beach through a "bulk service" type agreement at rates consistent with those that are currently being imposed by the County.

       SECTION 4. ADDENDUM TO ACQUISITION AGREEMENT.

       (A) The County and the Sellers agree that closing shall occur as contemplated in the Agreement and the Assignment for the Fort Myers System, save and except that portion thereof described as the Town System. Closing shall occur on the Town System as provided herein.

       (B) The purchase price allocated to the Fort Myers System shall be reduced by the amount of $3,330,255 and the purchase price for the Town System shall be $3,330,255; all subjected to terms, conditions, prorations and other adjustments as provided in the Agreement, the Assignment and this Addendum.

       (C) Closing on the Town System shall be delayed until the sooner of thirty (30) days after (1) the negotiated resolution of the objections raised by the Town of Fort Myers Beach in Lee County Case No. 99-1753CA-JBR; or (2) a final judicial determination thereof.

       (D) In order to facilitate the provisions of this Addendum: (1) the County and Florida Cities Water Company shall enter into a Bulk Service Agreement in substantially the form attached hereto as
              Exhibit 1 for the provisions of potable water services to the Town System; (2) the County and Avatar Utility Services, Inc. shall amend the Fort Myers System Utility Operations, Billing and Customer Service Agreement in substantially the form attached hereto as Exhibit 2; (3) the parties agree that the estimates of liabilities assumed for customer deposits in Section 5.05 (B)(6) of the Agreement will be adjusted from $830,000 to $735,000; and
              (4) the parties agree that the estimates of billed accounts receivable and unbilled accounts receivable in Section 5.05 (C) will be adjusted from $900,000 to $797,000 and from $783,000, respectively.

       (E) Except as otherwise provide herein the Agreement and the Assignment shall otherwise remain in full force and effect.

       (F) The Agreement and the Assignment are hereby incorporated herein by reference.

       SECTION 5. BINING EFFECT. This Addendum shall enure to the benefit of and binding upon the parties hereto and their successors and assigns.

     IN WITNESS WHEREOF, the Addendum has been duly executed and entered into on the date first above written.


                                        BOARD OF COUNTY COMMISSIONERS OF
                                        LEE COUNTY, FLORIDA


                                        By:  /s/ John E. Albion
                                             ----------------------------
                                             Vice-Chairman

ATTEST: CHARLIE GREEN
CLERK OF COURTS

By: /s/ Robert E. Sheets                APPROVED AS TO FORM:
    --------------------------------
    Deputy Clerk                        By: /s/ James Yaeger
                                            ------------------------------
                                            Office of the County Attorney



                                        FLORIDA CITIES WATER COMPANY

ATTEST:                                 By: /s/ Michael E. Murphy
                                            ------------------------------
                                            Vice-President

By: /s/ Anita J. Chubbock
    --------------------------------
    Secretary


                                        POINCIANA UTILITIES, INC.


ATTEST:                                 By: /s/ Michael E. Murphy
                                            ------------------------------
                                            Vice-President

By: /s/ Anita J. Chubbock
    --------------------------------
    Secretary